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                                                                     Exhibit 3.2

                                State of Delaware

                        Office of the Secretary of State

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "KEYSTONE AUTOMOTIVE OPERATIONS OF CANADA, INC.", FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF MARCH, A.D. 1999, AT 1:30 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                           [SEAL]       /s/ Edward J. Freel
                                        ----------------------------------------
                                        Edward J. Freel, Secretary of State

3021278 8100                            AUTHENTICATION:  9650425

991117082                               DATE:            03-25-99

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                                STATE of DELAWARE
                          CERTIFICATE of INCORPORATION
                               A STOCK CORPORATION

..    First: The name of this Corporation is Keystone Automotive Operations of
     Canada, Inc.

..    Second: Its registered office in the State of Delaware is to be located at
     PHS Corporate Service, 1201 Market Street, Ste. 1600 Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The registered agent in charge thereof is PHS Corporate Services, Inc.

..    Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

..    Fourth: The amount of the total authorized capital stock of this corporation is One Thousand Dollars ($1,000) divided into 100000 shares of one cent Dollars ($.01) each.

..    Fifth: The name and mailing address of the incorporator are as follows:

     Name              Ann B. Cianflone

     Mailing Address   44 Tunkhannock Avenue
                       Exeter, PA  Zip Code  18643

..    I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 25/th/ day of March, A.D. 1999.


                                        By: /s/ Ann B. Cianflone
                                            ------------------------------------
                                                     (Incorporator)

                                        Name: Ann B. Cianflone
                                              ----------------------------------
                                                     (Type or Print)